Exhibit 32.1
CERTIFICATION
In connection with the Annual Report of Stitch Fix, Inc. (the “Company”) on Form 10-K for the period ended July 31, 2021, as filed with the Securities and Exchange Commission (the “Periodic Report”), we, Elizabeth Spaulding, Chief Executive Officer of the Company, and Dan Jedda, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:
1.    The Periodic Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2.    The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: September 27, 2021

/s/ Elizabeth Spaulding
Elizabeth Spaulding
Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Dan Jedda
Dan Jedda
Chief Financial Officer
(Principal Financial and Accounting Officer)